
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                          41,398
<SECURITIES>                                    12,899
<RECEIVABLES>                                   61,682
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               122,070
<PP&E>                                          10,567 <F1>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 350,060
<CURRENT-LIABILITIES>                           59,919
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       295,507 <F2>
<OTHER-SE>                                     (9,244) <F3>
<TOTAL-LIABILITY-AND-EQUITY>                   350,060
<SALES>                                              0 <F4>
<TOTAL-REVENUES>                               103,306 <F5>
<CGS>                                                0 <F4>
<TOTAL-COSTS>                                   71,154 <F6>
<OTHER-EXPENSES>                                 9,002 <F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 23,742
<INCOME-TAX>                                       553
<INCOME-CONTINUING>                             23,189
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    23,189
<EPS-PRIMARY>                                      .32 <F8>
<EPS-DILUTED>                                      .27 <F9>

<F1> Net of accumulated depreciation and amortization.
<F2> Entity is a partnership.  Amount shown represents Partners' Capital.
<F3> Amount shown comprises Unamortized Compensation.
<F4> The partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5> Amount shown comprises revenues from services.
<F6> Amount shown comprises costs of services.
<F7> Amount shown is from amortization of intangible assets.
<F8> Amount shown is for the Partnership's General Partner and Class A Limited
     Partner Units.
<F9> Amount is for the Partnership's Class B Limited Partner Units.
